Exhibit 99.3

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Overview
On February 19, 2020, Pacific Oak Strategic Opportunity REIT, Inc. (“POSOR”), Pacific Oak SOR II, LLC, an indirect subsidiary of POSOR (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on October 5, 2020, POSOR II merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity continued as an indirect subsidiary of POSOR. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of POSOR II ceased. At the effective time of the Merger, each issued and outstanding share of POSOR II’s common stock converted into the right to receive 0.9643 shares of POSOR's common stock (the “Exchange Ratio”).
The unaudited pro forma condensed combined consolidated financial information included therein sets forth:
•the historical consolidated financial information of POSOR as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019, derived from POSOR’s unaudited and audited consolidated financial statements;
•the historical financial information of POSOR II as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019, derived from POSOR II’s unaudited and audited consolidated financial statements;
•pro forma adjustments to give effect to the Merger on POSOR’s consolidated balance sheet as of September 30, 2020, as if the Merger closed on September 30, 2020;
•pro forma adjustments to give effect to the Merger on POSOR’s consolidated statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019, as if the Merger closed on January 1, 2019.
The unaudited pro forma condensed combined consolidated financial statements contained herein are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by POSOR’s management; however, they are not necessarily indicative of what POSOR’s consolidated financial condition or results of operations actually would have been assuming the Merger had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma condensed combined consolidated financial statements do not include the impact of any synergies that may be achieved through the Merger nor any strategies that POSOR’s management may consider in order to continue to efficiently manage its operations. The pro forma condensed combined consolidated financial information should be read in conjunction with:
•POSOR’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019, included in POSOR’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2020.
•POSOR II’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019, which are included herein as Exhibit 99.1.
•POSOR’s consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2020, included in POSOR’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2020.
•POSOR II’s consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2020, which are included herein as Exhibit 99.2.
The Merger was accounted for as a business combination under Accounting Standards Codification (“ASC”) 805: Business Combinations. The preliminary valuation analysis of the individual assets acquired and liabilities assumed was based upon their respective fair values. Intangible assets were recognized at their respective fair values in accordance with ASC 350: Intangibles — Goodwill and Other. The determination of the fair values of the individual assets acquired and liabilities assumed was based on actual valuations as of the date the Merger closed. The purchase price valuation reflected in these unaudited pro forma condensed combined consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2020
(in thousands, except share and per share amounts)

	POSOR Historical (A)	POSOR II Historical (A)	Pro Forma Adjustments		Pro Forma Combined
Assets
Real estate, net	$822,498	$478,125	$123,128	(B)	$1,423,751
Real estate equity securities	84,365	6,271	—		90,636
Total real estate and real estate-related investments, net	906,863	484,396	123,128	(B)	1,514,387
Cash and cash equivalents	77,617	9,735	—		87,352
Restricted cash	11,721	3,243	—		14,964
Investments in unconsolidated entities	69,686	3,150	—		72,836
Rents and other receivables, net	19,607	8,817	(6,251)	(C)	22,173
Above-market leases, net	2,732	35	625	(B)	3,392
Prepaid expenses and other assets	15,174	9,094	(2,311)	(B)(D)	21,957
Goodwill	—	—	25,715	(B)	25,715
Total assets	$1,103,400	$518,470	$140,906		$1,762,776
Liabilities, mezzanine equity and equity
Notes and bonds payable, net	$758,075	$329,665	$(1,462)	(E)	$1,086,278
Accounts payable and accrued liabilities	15,579	9,926	5,350	(F)	30,855
Due to affiliate	6,449	2,123	—		8,572
Below-market leases, net	2,504	3,264	1,346	(B)	7,114
Other liabilities	19,745	14,627	(1,122)	(B)	33,250
Redeemable common stock payable	262	444	(444)	(G)	262
Restricted stock payable	15,506	—	—		15,506
Total liabilities	818,120	360,049	3,668		1,181,837
Commitments and contingencies
Mezzanine equity
Restricted stock	12,089	—	—		12,089
Noncontrolling Series A Cumulative Convertible Redeemable Preferred Stock	15,233	—	—		15,233
Redeemable noncontrolling interest	3,001	—	—		3,001
Equity
Pacific Oak Strategic Opportunity REIT, Inc. stockholders’ equity
Preferred stock, $.01 par value	—	—	—		—
Common stock, $.01 par value	693	300	(11)	(H)	982
Additional paid-in capital	553,129	266,295	13,883	(H)	833,307
Cumulative distributions and net income	(299,589)	(113,245)	107,895	(I)	(304,939)
Total Pacific Oak Strategic Opportunity REIT, Inc. stockholders’ equity	254,233	153,350	121,767		529,350
Noncontrolling interests	724	5,071	15,471	(J)	21,266
Total equity	254,957	158,421	137,238		550,616
Total liabilities, mezzanine equity and equity	$1,103,400	$518,470	$140,906		$1,762,776

See accompanying notes to unaudited pro forma condensed combined financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2020
(in thousands, except share and per share amounts)

	POSOR Historical (A)	POSOR II Historical (A)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Rental income	$67,808	$25,441	$(878)	(B)	$92,371
Hotel revenues	—	12,920	—		12,920
Other operating income	2,722	1,249	—		3,971
Dividend income from real estate equity securities	5,339	440	—		5,779
Total revenues	75,869	40,050	(878)		115,041
Expenses:
Operating, maintenance, and management costs	22,258	8,455	—		30,713
Real estate taxes and insurance	10,570	4,358	—		14,928
Hotel expenses	—	11,853	—		11,853
Asset management fees to affiliate	6,867	3,148	287	(C)	10,302
General and administrative expenses	6,302	4,159	(3,447)	(D)	7,014
Foreign currency transaction loss (gain), net	(12,338)	—	—		(12,338)
Depreciation and amortization	27,417	14,747	(149)	(E)	42,015
Interest expense	19,055	11,511	443	(F)	31,009
Impairment charge on real estate	—	6,579	—		6,579
Total expenses	80,131	64,810	(2,866)		142,075
Other income (loss):
Gain from remeasurement of prior equity interest	2,009	—	—		2,009
Income from NIP	52	—	—		52
Equity in income (loss) of unconsolidated entities	1,512	(34)	—		1,478
Casualty-related gain (loss)	51	—	—		51
Other interest income	297	58	—		355
Loss on real estate equity securities	(21,620)	(6,889)	—		(28,509)
Change in subordinated performance fee due upon termination to affiliate	814	—	—		814
Total other income (loss), net	(16,885)	(6,865)	—		(23,750)
Net loss	(21,147)	(31,625)	1,988		(50,784)
Net loss attributable to noncontrolling interests	115	2,719	(181)	(G)	2,653
Net loss attributable to redeemable noncontrolling interest	23	—	—		23
Preferred stock dividends	(788)	—	—		(788)
Net income (loss) attributable to common stockholders	$(21,797)	$(28,906)	$1,807		$(48,896)
Net income (loss) per common share, basic and diluted	$(0.32)				$(0.50)
Weighted-average number of common shares outstanding, basic and diluted	69,179,046	30,081,046	(1,107,140)		98,152,952

See accompanying notes to unaudited pro forma condensed combined financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2019
(in thousands, except share and per share amounts)

	POSOR Historical (A)	POSOR II Historical (A)	125 John Carpenter (B)	2200 Paseo Verde (B)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Rental income	$81,363	$35,481	$(10,024)	$(1,315)	$(1,965)	(C)	$103,540
Hotel revenues	—	31,381	—	—	—		31,381
Other operating income	5,327	1,461	(794)	(32)	—		5,962
Interest income from real estate debt securities	369	—	—	—	—		369
Dividend income from real estate equity securities	6,099	418	—	—	—		6,517
Total revenues	93,158	68,741	(10,818)	(1,347)	(1,965)		147,769
Expenses:
Operating, maintenance, and management costs	29,294	11,526	(3,041)	(313)	—		37,466
Real estate taxes and insurance	12,631	5,733	(2,179)	(69)	—		16,116
Hotel expenses	—	22,770	—	—	—		22,770
Asset management fees to affiliate	8,158	4,093	(488)	(97)	584	(D)	12,250
General and administrative expenses	7,456	3,475	—	—	(774)	(E)	10,157
Foreign currency transaction loss, net	12,498	—	—	—	—		12,498
Depreciation and amortization	34,004	20,236	(3,535)	(562)	(47)	(F)	50,096
Interest expense	28,849	19,876	(1,930)	(352)	875	(G)	47,318
Total expenses	132,890	87,709	(11,173)	(1,393)	638		208,671
Other income (loss):
Equity in income of unconsolidated entities	6,621	2,800	—	—	—		9,421
Casualty-related loss	(506)	—	—	—	—		(506)
Other interest income	2,120	305	—	—	—		2,425
Gain on real estate equity securities	20,379	2,704	—	—	—		23,083
Subordinated performance fee due upon termination to affiliate	(32,640)	—	—	—	—		(32,640)
Gain on sale of real estate	34,077	4,178	(15,949)	(4,178)	—		18,128
Loss on extinguishment of debt	(1,106)	(105)	244	105	—		(862)
Transaction and related costs	(4,462)	—	—	—	—		(4,462)
Total other income, net	24,483	9,882	(15,705)	(4,073)	—		14,587
Net loss before income taxes	(15,249)	(9,086)	(15,350)	(4,027)	(2,603)		(46,315)
Income tax benefit	68	—	—	—	—		68
Net loss	(15,181)	(9,086)	(15,350)	(4,027)	(2,603)		(46,247)
Net (income) loss attributable to noncontrolling interests	(2,101)	1,587	—	—	30	(H)	(484)
Net loss attributable to common stockholders	$(17,282)	$(7,499)	$(15,350)	$(4,027)	$(2,573)		$(46,731)
Net loss per common share, basic and diluted	$(0.26)						$(0.49)
Weighted-average number of common shares outstanding, basic and diluted	66,443,585	30,190,572			(1,216,666)		95,417,491

See accompanying notes to unaudited pro forma condensed combined financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.    BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial statements are based on POSOR’s and POSOR II’s historical consolidated financial statements as adjusted to give effect to the acquisition of POSOR II by POSOR through the Merger (“Combined Company”), or the Merger, and the Exchange Ratio. The unaudited pro forma combined balance sheet as of September 30, 2020, gives effect to the Merger as if it had occurred on September 30, 2020. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019, give effect to the Merger as if it had occurred on January 1, 2019. The unaudited pro forma combined statement of operations for the year ended December 31, 2019 excludes operations and gain on sale related to 125 John Carpenter, a POSOR property, sold on November 1, 2019 and 2200 Paseo Verde, a POSOR II property, sold on November 4, 2019.
The Merger was accounted for as a business combination under ASC 805. Acquisition fees and expenses associated with the transaction were expensed. The preliminary valuation analysis of the individual assets acquired and liabilities assumed was based upon their respective fair values. Intangible assets were recognized at their respective fair values in accordance with ASC 350, Intangibles—Goodwill and Other. The determination of the respective fair values of the individual assets acquired and liabilities assumed was based on actual valuations as of the date the Merger closed. The purchase price valuation reflected in these unaudited pro forma condensed combined consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time.
Consideration of $280.5 million is based on POSOR’s most recent estimated value per share of $9.68 approved by POSOR’s board of directors on December 4, 2020, based on the estimated value of POSOR’s assets less the estimated value of POSOR’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2020, with the exception of the following adjustments: (i) an adjustment for the Merger and related expenses incurred and (ii) the issuance of 28,973,906 shares of POSOR’s common stock in connection with the Merger.
The following table summarizes the components of the estimated consideration (in thousands except per share information):

POSOR II shares outstanding	30,046,568
Exchange ratio	0.9643
Total POSOR shares issued	28,973,906
POSOR price per share	$9.68
Estimated consideration paid	$280,467

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following table shows the preliminary valuation analysis of the fair market value of POSOR II to the acquired identifiable assets, assumed liabilities and pro forma goodwill (in thousands):

Total purchase price	$280,467
Real estate	$601,253
Real estate equity securities	6,271
Cash and cash equivalents	9,735
Restricted cash	3,243
Investments in unconsolidated entities	3,150
Rents and other receivables	2,566
Above-market leases	660
Prepaid expenses and other assets	6,783
Total identifiable assets	$633,661
Notes and bonds payable	$(328,203)
Accounts payable and accrued liabilities	(9,926)
Due to affiliates	(2,123)
Below-market leases	(4,610)
Other liabilities	(13,505)
Total liabilities assumed	$(358,367)
Noncontrolling interests	(20,542)
Total pro forma goodwill	$25,715

2.    PRO FORMA ADJUSTMENTS
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
Adjustments to the unaudited pro forma condensed combined balance sheet
(A) Reflects POSOR’s historical unaudited consolidated balance sheets as of September 30, 2020, derived from POSOR’s Quarterly Reports on Form 10-Q for the period ended September 30, 2020, as filed with the SEC on November 13, 2020 and POSOR II’s historical unaudited consolidated balance sheet as of September 30, 2020, derived from POSOR II’s consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2020, which are included herein as Exhibit 99.2.
(B) The acquired real estate related identifiable assets and liabilities assumed in connection with the Merger are reflected in the unaudited pro forma condensed combined balance sheet at a preliminary fair value. The preliminary fair value is based on information currently available to management. The acquired assets and assumed liabilities for an acquired property generally include, but are not limited to: land, buildings and improvements, identified tangible and intangible assets and liabilities associated with in-place leases, including tenant improvements, value of above-market and below-market leases, value of acquired in-place leases, with any excess merger consideration being recorded as goodwill.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The adjustments reflected in the unaudited condensed combined balance sheet for real estate assets and intangible assets and intangible liabilities represent the differences between the preliminary fair value of condensed combined properties and right-of-use asset finance leases and related lease obligations, which are valued by the incremental borrowing rates, acquired by POSOR in connection with the Merger and POSOR II’s historical balances, which are presented as follows (in thousands):

	POSOR II Historical	Pro Forma Adjustments
Real estate, net	478,125	123,128
Above-market leases, net	35	625
Property tax abatement/housing subsidy intangible assets, net (included in prepaid expenses and other assets)	3,719	(277)
Goodwill	—	25,715
Below-market leases, net	(3,264)	(1,346)
Lease obligations (included in other liabilities)	(8,003)	(248)

The fair values of the tangible assets of an acquired property (which includes land, buildings and improvements) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings and improvements based on management’s determination of the fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers.
The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease including any fixed rate bargain renewal periods, with respect to a below-market lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above-market and below-market in-place lease values related to that lease would be recorded as an adjustment to rental income.
The fair values of in-place leases include an estimate of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These lease intangibles are amortized to expense over the remaining terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.
The right-of-use asset finance leases and related lease obligations was calculated using incremental borrowing rates, adjusted for a number of factors, including the long-term nature of the lease and the estimated borrowing costs. In addition, the net effect of above- and below-market lease intangibles, when applicable, is included in the right-of-use asset finance leases. Right-of-use asset finance leases represent the POSOR II’s right to use an underlying asset for the lease term and lease obligations represent the obligation to make lease payments arising from the lease. Finance lease right-of-use assets and liabilities are recognized at the anticipated close date of the Merger based on the estimated present value of lease payments over the lease term. As most of the POSOR II’s leases do not provide an implicit rate, POSOR II generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term. POSOR has leasehold interests expiring on various expiration dates between 2023 and 2114 under the finance leases.
The goodwill calculated is the excess between the total acquisition consideration and the estimated fair values of the assets acquired and liabilities assumed. The Combined Company considers this to represent the future economic benefits arising from other assets acquired that are not individually identified and separately recognized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The Combined Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Land	N/A
Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related leases, including below-market renewal periods
Real estate subsidies and tax abatements	Remaining term of agreement
Furniture, fixtures and equipment	3-12 years
Goodwill	N/A

(C) Reflects the adjustment to rents and other receivables, net that was recorded at the time of the closing of the Merger (in thousands):

	POSOR II Historical	Pro Forma Adjustments
Lease incentive	$2,477	(2,477)
Tenant receivables	2,566	—
Straight-line rent receivable	3,774	(3,774)
Rents and other receivables, net	$8,817	(6,251)

(D) Reflects the adjustment to prepaid expenses and other assets that was recorded at the time of the closing of the Merger (in thousands):

	POSOR II Historical	Pro Forma Adjustments
Leasing commissions, net	$2,034	$(2,034)
Intangibles, net	3,719	(277)
Other assets	3,341	—
Prepaid expenses and other assets	$9,094	$(2,311)

(E) Reflects fair value adjustment to outstanding debt on POSOR II assumed by POSOR at the time of the closing of the Merger (in thousands):

	POSOR II Historical	Pro Forma Adjustments
Total notes and bonds payable principal outstanding	$331,817	$—
Deferred financing costs, net	(2,152)	2,152
Discounts on notes and bonds payable	—	(3,614)
Notes and bonds payable, net	$329,665	$(1,462)

The fair value of the POSOR II’s notes payable are estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, POSOR II measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach.
(F) Reflects the adjustment for the amount of estimated acquisition costs accrued for as of September 30, 2020.
(G) Reflect adjustment to remove redeemable common stock payable related to POSOR II as of September 30, 2020 at the time of the closing of the Merger pursuant to POSOR’s amended and restated repurchase plan.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(H) Reflect adjustments to common stock and additional paid-in capital to retire POSOR II’s outstanding shares as of September 30, 2020 and to record shares of POSOR Common Stock issued as merger consideration.
(I) Reflects the adjustment to remove POSOR II’s accumulated distributions in excess of earnings that was recorded at the time of the closing of the Merger, adjusted for the transaction costs incurred at the time of the closing of the merger (in thousands):

	POSOR II Historical	Pro Forma Adjustments
Cumulative distributions and net income (loss)	$(113,245)	$113,245
Transaction costs	—	(5,350)
Cumulative distributions and net income (loss)	$(113,245)	$107,895

(J) Reflect adjustments to noncontrolling interests as a result of joint venture agreements based on the fair values as of September 30, 2020. In determining this fair value of noncontrolling interests, POSOR II considered the various profit participation thresholds in each of the joint ventures that must be measured in determining the fair value of the POSOR II’s non-controlling interest. POSOR II calculated the amount that the joint venture partners would receive, based on the profit participation thresholds contained in the joint venture agreements.
Adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020
(A) Reflects POSOR’s historical consolidated statements of operations for the nine months ended September 30, 2020, derived from POSOR’s Quarterly Reports on Form 10-Q for the nine months ended September 30, 2020, as filed with the SEC on November 13, 2020 and POSOR II’s historical unaudited consolidated statements of operations for the nine months ended September 30, 2020, derived from POSOR II’s consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2020, which are included herein as Exhibit 99.2.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Certain financial statement line items included in POSOR II’s historical presentation have been reclassified to corresponding line items as included in POSOR’s historical presentation for the purpose of preparing the unaudited pro forma statement of operations for the nine months ended September 30, 2020 (in thousands) as follows:

	POSOR II Historical	Reclassification Adjustments	POSOR II As Adjusted
Revenues:
Office revenues	$20,670	$(20,670)	$—
Apartment revenues	6,020	(6,020)	—
Rental income	—	25,441	25,441
Hotel revenues	12,920	—	12,920
Other operating income	—	1,249	1,249
Dividend income from real estate equity securities	440	—	440
Total revenues	$40,050	$—	$40,050
Expenses:
Office expenses	$10,349	$(10,349)	$—
Apartment expenses	2,464	(2,464)	—
Operating, maintenance, and management costs	—	8,455	8,455
Real estate taxes and insurance	—	4,358	4,358
Hotel expenses	11,853	—	11,853
Asset management fees to affiliate	3,148	—	3,148
General and administrative expenses	4,159	—	4,159
Depreciation and amortization	14,747	—	14,747
Interest expense	11,511	—	11,511
Impairment charge on real estate	6,579	—	6,579
Total expenses	$64,810	$—	$64,810

(B) In general, the historical total rental revenue for POSOR and POSOR II represent contractual rent, tenant reimbursements, straight-line rent and amortization of above and below-market rents associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma condensed combined statement of operations is presented to adjust contractual rental property revenue to a straight-line basis and to amortize above and below-market rents, as if the Merger had occurred on January 1, 2019. The above and below-market rents are amortized or accreted to revenue over the remaining terms of the respective leases.
The following table summarizes the adjustments made to rental revenue for the real estate properties acquired as part of the Merger for the nine months ended September 30, 2020 (in thousands):

Pro forma straight-line rent	$1,392
Elimination of POSOR II’s straight-line rent	(249)
Pro forma above- and below-market rent	(617)
Elimination of POSOR II’s above- and below-market rent	(1,404)
Adjustment to rental income	$(878)

(C) Reflects the adjustment to remove POSOR II’s asset management fees, and the adjustment for the asset management fee payable to Pacific Oak Capital Advisors based on POSOR’s advisory agreement, the asset management fee is a monthly fee calculated, each month, as one-twelfth of 0.75% of the aggregate asset value of the acquired assets in the Merger.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(D) Management of POSOR expects that the Merger will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that POSOR as a combined company will be successful in achieving these anticipated costs savings. Since these savings are not currently factually supportable, no adjustments to historical general and administrative expenses have been included for such anticipated cost savings. The adjustment represents nonrecurring transactions costs incurred during the nine-month period ended September 30, 2020 of $1.8 million that are directly related to the Merger.
(E) Represents the estimated depreciation and amortization of real estate assets and intangible lease assets assuming the Merger occurred on January 1, 2019, using the fair values calculated as of September 30, 2020. Real estate assets, other than land, and intangible lease assets and liabilities, are depreciated on a straight-line basis over their estimated useful lives.
The following table summarizes pro forma depreciation and amortization by asset category for the properties acquired in the Merger that would have been recorded for the nine months ended September 30, 2020, less the reversal of depreciation and amortization included in POSOR II’s historical financial statements (in thousands):

POSOR II’s historical depreciation and amortization	$(14,747)
Pro forma depreciation and amortization	14,598
Adjustment to depreciation and amortization	$(149)

(F) Represents the assumption of approximately $331.8 million of POSOR II outstanding notes payable principal as of September 30, 2020 at fair value $328.2 million. Additionally, POSOR II’s historical amortization of deferred financing costs has been eliminated and additional amortization of the discount on notes payable has been included. The following table summarizes pro forma interest expense adjustment for the nine months ended September 30, 2020 (in thousands):

Elimination of POSOR II’s deferred financing cost amortization	$(1,536)
Amortization of discount on notes payable on POSOR II	1,979
Adjustment to interest expense	$443

The interest rates used for purposes of preparing this pro forma financial information was based on POSOR II’s actual rate. A 1/8% increase or decrease in interest rates would result in a change in interest expense approximately $0.3 million for the nine months ended September 30, 2020, based on the $331.8 million variable notes payable assumed in the Merger.
(G) Represents the noncontrolling interest holders’ share of the adjustments.
Adjustments to the unaudited pro forma condensed statements of operations for the year ended December 31, 2019
(A) Reflects POSOR’s and POSOR II’s historical consolidated statements of operations for the year ended December 31, 2019, derived from POSOR’s and POSOR II’s Annual Reports on Form 10-K for the year ended December 31, 2019.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Certain financial statement line items included in POSOR II’s historical presentation have been reclassified to corresponding line items as included in POSOR’s historical presentation for the purpose of preparing the unaudited pro forma statement of operations for the year ended December 31, 2019 (in thousands) as follows:

	POSOR II Historical	Reclassification Adjustments	POSOR II As Adjusted
Revenues:
Office revenues	$28,830	$(28,830)	$—
Apartment revenues	8,112	(8,112)	—
Rental income	—	35,481	35,481
Hotel revenues	31,381	—	31,381
Other operating income	—	1,461	1,461
Dividend income from real estate equity securities	418	—	418
Total revenues	$68,741	$—	$68,741
Expenses:
Office expenses	$13,705	$(13,705)	$—
Apartment expenses	3,554	(3,554)	—
Operating, maintenance, and management costs	—	11,526	11,526
Real estate taxes and insurance	—	5,733	5,733
Hotel expenses	22,770	—	22,770
Asset management fees to affiliate	4,093	—	4,093
General and administrative expenses	3,475	—	3,475
Depreciation and amortization	20,236	—	20,236
Interest expense	19,876	—	19,876
Total expenses	$87,709	$—	$87,709

(B) Reflects the adjustment to remove POSOR’s significant sold asset, 125 John Carpenter, sold on November 1, 2019 and POSOR II’s sold asset, 2200 Paseo Verde, sold on November 4, 2019.
(C) In general, the historical total rental revenue for POSOR and POSOR II represent contractual rent, tenant reimbursements, straight-line rent and amortization of above and below-market rents associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma condensed combined statement of operations is presented to adjust contractual rental property revenue to a straight-line basis and to amortize above and below-market rents, as if the Merger had occurred on January 1, 2019. The above and below-market rents are amortized or accreted to revenue over the remaining terms of the respective leases.
The following table summarizes the adjustments made to rental revenue for the real estate properties acquired as part of the Merger for the year ended December 31, 2019 (in thousands):

Pro forma straight-line rent	$1,527
Elimination of POSOR II’s straight-line rent	(568)
Pro forma above- and below-market rent	(271)
Elimination of POSOR II’s above- and below-market rent	(2,653)
Adjustment to rental income	$(1,965)

(D) Reflects the adjustment to remove POSOR II’s asset management fees, and the adjustment for the asset management fee payable to Pacific Oak Capital Advisors based on POSOR’s advisory agreement, the asset management fee is a monthly fee calculated, each month, as one-twelfth of 0.75% of the aggregate asset value of the acquired assets in the Merger.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(in thousands, except per share information)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(E) Management of POSOR expects that the Merger will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that POSOR as a combined company will be successful in achieving these anticipated costs savings. Since these savings are not currently factually supportable, no adjustments to historical general and administrative expenses have been included for such anticipated cost savings. The adjustment represents nonrecurring transactions costs incurred during the year ended December 31, 2019 of $0.8 million that are directly related to the Merger.
(F) Represents the estimated depreciation and amortization of real estate assets and intangible lease assets assuming the Merger occurred on January 1, 2019, using the respective fair values calculated as of October 5, 2020. Real estate assets, other than land, and intangible lease assets and liabilities, are depreciated on a straight-line basis over their estimated useful lives.
The following table summarizes pro forma depreciation and amortization by asset category for the properties acquired in the Merger that would have been recorded for the year ended December 31, 2019, less the reversal of depreciation and amortization included in POSOR II’s historical financial statements (in thousands):

POSOR II’s historical depreciation and amortization (excluding 2200 Paseo Verde)	$(19,674)
Pro forma depreciation and amortization	19,627
Adjustment to depreciation and amortization	$(47)

(G) Represents the assumption of approximately $331.8 million of POSOR II outstanding notes payable principal as of September 30, 2020 at fair value $328.2 million. Additionally, POSOR II’s historical amortization of deferred financing costs has been eliminated and additional amortization of the discount on notes payable has been included. The following table summarizes pro forma interest expense adjustment for the year ended December 31, 2019 (in thousands):

Elimination of POSOR II’s deferred financing cost amortization	$(1,763)
Amortization of discount on notes payable on POSOR II	2,638
Adjustment to interest expense	$875

The interest rates used for purposes of preparing this pro forma financial information were based on POSOR II’s actual rate. A 1/8% increase or decrease in interest rates would result in a change in interest expense approximately $0.4 million for the year ended December 31, 2019, based on the $331.8 million variable notes payable assumed in the Merger.
(H) Represents the noncontrolling interest holders’ share of the adjustments.